AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

--------------------------------------------------------------------------------

      This AGREEMENT is effective as of the 1st day of January 2010, and Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and INVESCO ADVISERS, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into a Investment Advisory and Management Agreement effective as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement"), with the Trust; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointments and agrees to furnish the services herein set forth for the compensation herein provided.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

      f) the Trust's most recent prospectus and Statement of Additional Information for the Fund (collectively called the "Prospectus").

      Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing before they become effective. Any amendments or supplements will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Fund's investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Fund.

      The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

      d) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such

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                                   PAGE 2 OF 8
            periodic and special reports as the Adviser may request;

      e) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

      f) will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust; and

      g) will vote proxies received in connection with securities held by the Fund consistent with its fiduciary duties hereunder.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply with such requirements;

      b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and with regard to all Funds for which it serves as Sub-Adviser; and

      c) Each of the Adviser and Sub-Adviser shall provide reasonable cooperation to the other party to assist the other party in fulfilling any disclosure or reporting requirements applicable to it with regard to its respective duties under the Agreement, or with regard to the Fund under the CEA and/or then-current CFTC regulations.

4. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

      Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a continuing basis. Subject to such policies and procedures as the Trust's Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for

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                                   PAGE 3 OF 8
      each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on such allocations to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

5. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub-Adviser. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

8. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-adviser may group orders for a Fund with orders for other funds and accounts

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                                  PAGE 4 OF 8
      to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

9. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund, any shareholder of the Fund or the Adviser in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

10. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

11. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

12.   ACKNOWLEDGEMENTS OF ADVISER.
      ---------------------------
      a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d).

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                                   PAGE 5 OF 8

            The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

13. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

      b) A list of restricted securities for the Fund (including CUSIP, Sedol or other appropriate security identification);

      c) Establish a Futures account and Give-Up arrangements with the list of designated brokers provided in writing to the Adviser by the Sub-Adviser; and

      d)    A copy of the current compliance procedures for the Fund.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

14. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and Trust will not disclose any list of securities purchased or sold by the Fund for a period of 15 days after month end, or any list of securities held by the Fund for 90 days after month end in any manner whatsoever except as expressly authorized in this Agreement, and except that the top 10 holdings may be disclosed 15 days after month end.

15.   AMENDMENT  OF  THIS  AGREEMENT.  No  provision  of this  Agreement  may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

16. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court

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                                   PAGE 6 OF 8
      decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of Trust personally, but bind only the assets of Trust, and persons dealing with the Fund must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

18. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

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                                   PAGE 7 OF 8

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 21st day of February 2013, effective December 1, 2012.

                                        JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                        By:  /s/ Mark D. Nerud
                                           -------------------------------------
                                        Name:  Mark D. Nerud
                                             -----------------------------------
                                        Title: President and CEO
                                               ---------------------------------

                                        INVESCO ADVISERS, INC.

                                        By:  /s/ Todd L. Spillane
                                           -------------------------------------
                                        Name:  Todd L. Spillane
                                             -----------------------------------
                                        Title:     SVP, CCO
                                               ---------------------------------

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                                   PAGE 8 OF 8

                                   SCHEDULE A
                                DECEMBER 1, 2012

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                                      FUNDS
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                       JNL/Invesco Global Real Estate Fund
--------------------------------------------------------------------------------
                      JNL/Invesco International Growth Fund
--------------------------------------------------------------------------------
                        JNL/Invesco Large Cap Growth Fund
--------------------------------------------------------------------------------
                        JNL/Invesco Small Cap Growth Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                    JNL/INVESCO GLOBAL REAL ESTATE FUND
--------------------------------------------------------------------------------

        AVERAGE DAILY NET ASSETS                                ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $50 Million                                                  0.50%
--------------------------------------------------------------------------------
Amounts over $50 Million                                           0.45%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      JNL/INVESCO INTERNATIONAL GROWTH FUND
--------------------------------------------------------------------------------

        AVERAGE DAILY NET ASSETS                                ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $250 Million                                                 0.40%
--------------------------------------------------------------------------------
Amounts over $250 Million                                          0.35%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        JNL/INVESCO LARGE CAP GROWTH FUND
--------------------------------------------------------------------------------

        AVERAGE DAILY NET ASSETS                                ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $150 Million                                                 0.40%*
--------------------------------------------------------------------------------
Amounts over $150 Million                                          0.35%
--------------------------------------------------------------------------------

*FOR THE PURPOSE OF CALCULATING THE SUB-ADVISER FEE FOR THE JNL/INVESCO LARGE CAP GROWTH FUND, ASSETS MUST BE COMBINED WITH ASSETS OF THE JNL/INVESCO GLOBAL REAL ESTATE FUND, THE JNL/INVESCO INTERNATIONAL GROWTH FUND, AND THE JNL/INVESCO SMALL CAP GROWTH FUND. FOR COMBINED NET ASSETS GREATER THAN $1 BILLION, THE SUB-ADVISER FEE WILL BE 0.35% ON ALL ASSETS OF THE JNL/INVESCO LARGE CAP GROWTH FUND.

--------------------------------------------------------------------------------
                        JNL/INVESCO SMALL CAP GROWTH FUND
--------------------------------------------------------------------------------

        AVERAGE DAILY NET ASSETS                                ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $500 Million                                                0.60%**
--------------------------------------------------------------------------------
Amounts over $500 Million                                         0.55%
--------------------------------------------------------------------------------

** FOR THE PURPOSE OF CALCULATING THE SUB-ADVISER FEE FOR THE JNL/INVESCO SMALL CAP GROWTH FUND, ASSETS MUST BE COMBINED WITH ASSETS OF THE JNL/INVESCO GLOBAL REAL ESTATE FUND, THE JNL/INVESCO INTERNATIONAL GROWTH FUND, AND THE JNL/INVESCO LARGE CAP GROWTH FUND, COLLECTIVELY. FOR COMBINED NET ASSETS GREATER THAN $1 BILLION, THE SUB-ADVISER FEE WILL BE 0.60% ON NET ASSETS UP TO $250 MILLION AND 0.55% ON NET ASSETS GREATER THAN $250 MILLION FOR THE JNL/INVESCO SMALL CAP GROWTH FUND.

--------------------------------------------------------------------------------

                                       B-1